Exhibit 107

Calculation of Filing Fee Table

424(b)(5)

(Form Type)

Cintas Corporation No. 2

Cintas Corporation

Cintas Corporation No. 3

Cintas Corporate Services, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee (2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	3.450% Senior Notes due 2025	457(o) and 457(r)	$400,000,000	99.978%	$399,912,000	$.0000927	$37,071.85
	Other	Guarantees of 3.450% Senior Notes due 2025(3)	457(n)	—	—	—	—	—
	Debt	4.000% Senior Notes due 2032	457(o) and 457(r)	$800,000,000	99.943%	$799,544,000	$.0000927	$74,117.73
	Other	Guarantees of 4.000% Senior Notes due 2032(3)	457(n)	—	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts					$1,199,456,000		$111,189.58

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$111,189.58

(1)	The proposed maximum aggregate offering price is being used to calculate the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)

Calculated in accordance with Rule 457(r) of the Securities Act. This “Calculation of Filing Fee Table” shall be deemed to update the “Calculation of Registration Fee” table in the registrant’s registration statement on Form S-3ASR filed with the Securities and Exchange Commission on August 4, 2020 (File No. 333-240362).

(3)

Cintas Corporation, Cintas Corporation No. 3 and Cintas Corporate Services, Inc. are the co-registrant guarantors of the 3.450% Senior Notes due 2025 and the 4.000% Senior Notes due 2032 issued by Cintas Corporation No. 2, the registrant. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees.

The prospectus supplement to which this exhibit is attached is a final prospectus supplement for the related offering. The maximum aggregate offering price of that offering is $1,199,456,000.